Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Dividend Advantage
Municipal Fund 2
333-53240, 811-10255

An annual meeting of the
shareholders of the
Nuveen Dividend Advantage
Municipal Fund 2 was held July 26,
2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3.  have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 28,447,863
Withhold 202,273

Lawrence H. Brown
For  28,452,771
Withhold 197,365

Jack B. Evans
For  28,453,050
Withhold  197,086

William C. Hunter
For 28,458,908
Withhold  191,228

David J. Kundert
For 28,461,057
Withhold  189,079

William J. Schneider, elected by Preferred
shareholders only
For 8,635
Withhold  40

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 8,635
Withhold  40

Judith M. Stockdale
For 28,463,512
Withhold  186,624

Eugene S. Sunshine
For  28,470,902
Withhold  179,234

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
28,297,610 and
the number of negative votes:
  162,725

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005
 under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007664.